UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2024

National Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave, 27th Floor New York, NY 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Healthcare Trust, Inc.

222 Bellevue Ave.

Newport, RI 02840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Closing of the Internalization

This Current Report on Form 8-K is being filed in connection with the consummation (the “Closing”) on September 27, 2024 (the “Closing Date”) of the transactions contemplated by that certain merger agreement, dated August 6, 2024 (the “Internalization Agreement”) by and among National Healthcare Properties, Inc., a Maryland corporation (f/k/a Healthcare Trust, Inc. prior to the Name Change (as defined below), the “Company”), HTI Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Healthcare Trust Advisors, LLC, a Delaware limited liability company and the external advisor to the Company (the “Advisor”), and AR Global Investments, LLC, a Delaware limited liability company and the indirect parent of the Advisor (“Advisor Parent”). The transactions contemplated by the Internalization Agreement are referred to herein as the “Internalization.”

Consummation of the transactions contemplated by the Internalization Agreement resulted in the internalization of the management of the Company immediately following consummation of the merger (the “Internalization Merger”) of the Advisor with and into Merger Sub, with the Advisor being the surviving entity (under the name “Healthcare Trust Advisors, LLC”), including the termination, on the Closing Date, of the Company’s prior arrangement for advisory management services provided by the Advisor pursuant to the Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, by and among the Company, National Healthcare Properties Operating Partnership, L.P., a Delaware limited partnership (f/k/a Healthcare Trust Operating Partnership, L.P. prior to the Name Change, the “OP”), and the Advisor (as amended, the “Second A&R Advisory Agreement”).

All assets, contracts and employees necessary for the Company to conduct its business were contributed by Advisor Parent (and/or its affiliates) to the Advisor prior to the Closing Date, including all of the equity interests in Healthcare Trust Properties, LLC, a Delaware limited liability company  (the “Property Manager”), which previously provided the Company with property management services pursuant to the Amended and Restated Property Management and Leasing Agreement, dated as of February 17, 2017, by and among the Company, the OP and the Property Manager (as amended, the “A&R Property Management Agreement”).

Pursuant to the Internalization Agreement, on the Closing Date, (i) the outstanding membership interests of the Advisor were converted into the right to receive from the Company merger consideration of $98,244,000 and (ii) Advisor Parent received (x) an asset management fee of $10,916,000, representing the aggregate Base Management Fee (as defined in the Second A&R Advisory Agreement) that the Company would have been required to pay to the Advisor during the six month notice period required to terminate the Second A&R Advisory Agreement, which began on June 25, 2024 when the Company delivered notice to the Advisor of its intention to effect the Internalization and (y) a property management fee of $3,920,000, representing the aggregate Management Fees (as defined in the A&R Property Management Agreement) that the Company would have been required to pay to the Property Manager through the current term of the Property Agreement, in each case, as adjusted to the extent the amount of such asset management and property management fees exceed or are less than the amount required to be paid by Advisor Parent to employees placed with the Company pursuant to the Internalization prior to the Closing and the amounts due under contracts acquired by the Company in the Internalization relating to the pre-Closing period (collectively, the “Closing Payments”). Advisor Parent also delivered cash to the Company at Closing in order for the Company to pay any unpaid employee bonuses for calendar year 2023 and any accrued bonuses for calendar year 2024 to the extent that the Company has previously reimbursed Advisor Parent for, but Advisor Parent has not paid, such bonuses.

Pursuant to the terms of the Internalization Agreement, because the Closing Payments exceeded the Company’s Available Cash (as defined in the Internalization Agreement), the Company paid the Advisor Parent aggregate cash consideration of $75,000,000 million (such cash amount, the “Closing Date Cash Consideration”), and the Company issued to Advisor Parent an unsecured promissory note (the “Promissory Note”) (as further described in Item 1.01 of this Current Report on Form 8-K below) in a principal amount of $30,266,668.44, equal to the difference between the Closing Date Cash Consideration and the Closing Payments.

A copy of the Internalization Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (the “Signing 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2024 and is incorporated by reference herein. The description of the Internalization Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the Internalization Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note

As described above, in connection with the consideration payable to the Advisor Parent under the Internalization Agreement, the Company issued the Promissory Note to Advisor Parent on the Closing Date. The Promissory Note is a senior unsecured obligation of the Company and ranks equal in right of payment with all of the Company’s existing and future indebtedness. The Promissory Note bears interest per annum of Term SOFR (as defined in the Promissory Note) plus 1.25% until January 1, 2025 and Term SOFR plus 3.25% on and after January 1, 2025, with such interest payable monthly, and the Company shall make monthly payments of principal to the extent of its available cash existing on the applicable payment date beginning on January 2, 2025. The Company shall repay the outstanding principal balance and all accrued and unpaid interest on June 28, 2025 (the “Maturity Date”). The Promissory Note may be prepaid, in whole or in part, prior to the Maturity Date without any pre-payment penalties. The Promissory Note is subject to customary events of default, the occurrence of which shall allow the Advisor Parent to declare all amounts outstanding under the Promissory Note immediately due and payable.

The issuance of the Promissory Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Promissory Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 1.01 is intended to be a summary only and is qualified in its entirety by reference to the Promissory Note.

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Second A&R Advisory Agreement

Immediately following the Closing on the Closing Date, the Company and Advisor (now a wholly-owned subsidiary of the Company following the Internalization) terminated the Second A&R Advisory Agreement by mutual agreement. Pursuant to the Second A&R Advisory Agreement, the Advisor managed the Company’s affairs on a day-to-day basis, and the Company was required to, among other things, reimburse the Advisor or its affiliates for the reasonable salaries and wages, benefits and overhead of the Company’s executive officers and pay the Advisor (i) a base management fee, payable on the first business day of each month in cash, Common OP Units or shares, or a combination thereof, composed of a fixed portion equal to $1.625 million per month and a variable portion equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity (subject to certain exceptions) issued by the Company and its subsidiaries, and (ii) a variable management/incentive fee quarterly in arrears equal to (x) the product of fully diluted shares of the Company’s common stock (as defined below) outstanding multiplied by (y) (1) 15.0% of the applicable prior quarter’s core earnings (as defined in the Second A&R Advisory Agreement) per share in excess of $0.375 per share plus (2) 10.0% of the applicable prior quarter’s Core Earnings per share in excess of $0.47 per share.

The information set forth in Introductory Note of this Current Report on Form 8-K with respect to the Closing Payments, the termination of the Second A&R Advisory Agreement and the relationship between the Company and the Advisor Parent is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the Promissory Note is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Employment Agreement

In connection with the Internalization, on September 25, 2024, Michael Anderson, the Company’s Chief Executive Officer, and the Company entered into an employment agreement (the “Anderson Employment Agreement”), which sets forth the terms and conditions of his employment and is effective as of the Closing Date.

Pursuant to the Anderson Employment Agreement, Mr. Anderson serves as our Chief Executive Officer and is entitled to an annual base salary of $800,000 and is eligible to participate in the Company’s annual incentive program with a target annual bonus opportunity of 135% of his annual base salary (the “Target Annual Bonus”). Depending on results, Mr. Anderson’s actual annual bonus may be higher or lower than the Target Annual Bonus, as determined by the Company’s Compensation Committee (“Compensation Committee”), but for calendar years 2024 and 2025, Mr. Anderson’s annual bonus shall be not less than the Target Annual Bonus. In addition, pursuant to the Anderson Employment Agreement, Mr. Anderson is entitled to a cash signing bonus of $400,000 (the “Signing Bonus”). However, in the event that Mr. Anderson’s employment is terminated by the Company for Cause (as defined in the Anderson Employment Agreement) or Mr. Anderson resigns without Good Reason (as defined in the Anderson Employment Agreement), in either case prior to December 31, 2025, Mr. Anderson shall, upon such termination, repay to the Company the full amount of the Signing Bonus.

In addition, in connection with the entry of the Anderson Employment Agreement, as further described below, the Board appointed Mr. Anderson to the Board and expects to nominate Mr. Anderson to be reelected as a director at the Company’s annual shareholder meeting in Fiscal 2025 (“2025 Annual Meeting”). Failure to nominate Mr. Anderson to be elected as a director of the Company would entitle Mr. Anderson to terminate the Anderson Employment Agreement for Good Reason (as defined in the Anderson Employment Agreement).

Subject to Mr. Anderson’s continued employment through the grant date, Mr. Anderson shall be eligible to receive long-term equity incentive awards on an annual basis at the Compensation Committee’s discretion. For fiscal year 2025, Mr. Anderson’s long-term incentive awards shall have a target grant date fair value of no less than $1.8 million and shall be made as soon as practicable following shareholder approval of a Company omnibus equity incentive plan (the “Incentive Plan”). Pursuant to the Anderson Employment Agreement, the fiscal year 2025 long-term equity incentive awards are expected to be granted as an award of time-based restricted common stock (the “Time-Based Award”) and an award of performance-based restricted stock units (“RSUs”) relating to common stock (the “Performance-Based Award” and, together with the Time-Based Award, the “2025 Awards”) at the discretion of the Compensation Committee. No less than fifty percent (50%) of the 2025 Awards shall be a Time-Based Award. The number of shares of common stock granted for fiscal year 2025 as a Time-Based Award shall be based on the Company’s volume-weighted average price for the sixty (60)-days following the Company’s anticipated listing of its common stock on a public stock exchange; subsequent Time-Based Awards shall be based on the Company’s five (5)-day closing stock price prior to the date of grant. The number of performance-based RSUs granted for fiscal year 2025 as a Performance Based Award shall be based on the Monte-Carlo or similar third-party valuation that is required for GAAP purposes. The performance objectives and other terms and conditions of the 2025 Performance-Based Award will be reasonably determined by the Board or the Compensation Committee in good faith. The 2025 Time-Based Award will vest ratably on an annual basis over a three (3)-year period commencing on the Effective Date, subject to Mr. Anderson’s continuous employment through the applicable vesting dates (and except as otherwise provided in the Anderson Employment Agreement). The 2025 Awards will be granted under, and will be subject to, the terms of the Incentive Plan and award agreements. If the Company’s shareholders do not approve the Incentive Plan at the 2025 Annual Meeting, then the 2025 Awards will be deemed granted and automatically convert into a deferred cash based award equal to at least $1.8 million with one third (equal to $600,000) vesting and payable on the last day of each of fiscal year 2025, fiscal year 2026 and fiscal year 2027, respectively, subject to Mr. Anderson’s continued employment through the applicable vesting date.

In addition, as soon as practicable following shareholder approval of the Incentive Plan, Mr. Anderson shall be granted an award of time-based restricted common stock with a grant date fair value of $2.0 million based on the Company’s most recent net asset value prior to the Closing Date (the “Internalization Award”). Subject to Mr. Anderson’s continuous employment through the applicable vesting date (and except as otherwise provided in the Anderson Employment Agreement), the Internalization Award will vest in ratable annual installments over a three (3)-year period commencing on the Closing Date. The Internalization Award will be granted under, and will be subject to, the terms of the Incentive Plan and an award agreement. Notwithstanding the foregoing, if the Incentive Plan is not approved by the Company’s shareholders at the 2025 Annual Meeting, the Internalization Award will be deemed granted and will, automatically convert into a deferred cash based award equal to $2.0 million with one third ($666,666.67) vesting and payable on the each of the first three anniversaries of the Closing Date, subject to Mr. Anderson’s continued employment through the applicable vesting date.

The Anderson Employment Agreement may be terminated by the Company without Cause (as defined in the Anderson Employment Agreement) or by Mr. Anderson pursuant to a Voluntary Resignation (as defined in the Anderson Employment Agreement), provided that the applicable party gives 30 days prior written notice to Mr. Anderson or the Company, as the case may be.

In the event Mr. Anderson resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Anderson Employment Agreement) in either case outside of the Change in Control Period (as defined in the Anderson Employment Agreement), he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in the Company’s favor and continued compliance with the restrictive covenants contained in the Anderson Employment Agreement: (i) any accrued but unpaid annual bonus for the year prior to the year of termination, (ii) a pro rata annual bonus for the year in which the date of termination occurs, (iii) the accelerated vesting of all unvested time-based equity awards as of the termination date (clauses (i), (ii) and (iii), collectively, the “Base Benefits”), (iv) an amount of cash (the “Severance Payment”) equal to 2.0 times the sum of (a) Mr. Anderson’s then current base salary and (b) his Target Annual Bonus of his then-current calendar year, payable in the form of salary continuation in regular installments, in accordance with the Company’s normal payroll practices, over a period of 24 months from the termination date, and (v) reimbursement for his healthcare insurance premiums for a period of up to 18 months. In the event Mr. Anderson resigns for Good Reason or the Company terminates his employment without Cause in either case during the Change in Control Period, Mr. Anderson shall be entitled to the foregoing benefits, except that that the Severance Payment shall equal 3.0 times the sum of (a) Mr. Anderson’s then current base salary and (b) his Target Annual Bonus of his then-current calendar year, and such Severance Payment shall be paid in a lump sum within 60 days following the date of termination.

In the event of Mr. Anderson’s termination due to his death or Disability (as defined in the Anderson Employment Agreement), in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive the Base Benefits.

The Anderson Employment Agreement contains a non-disclosure covenant, a mutual non disparagement covenant and non-competition, customer non-solicitation, and employee non-solicitation covenants.

The foregoing description of the Anderson Employment Agreement is qualified in its entirety by reference to the full text of the Anderson Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Appointment of Mr. Anderson to the Board

On September 25, 2024, the Board expanded its size from five to six directors and appointed Mr. Anderson, the Company’s Chief Executive Officer, as a director to fill the newly-created vacancy, effective as of the Closing. Mr. Anderson will serve as a director until the 2025 Annual Meeting, and until his successor has been duly elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal.

As described above, the Anderson Employment Agreement provides that the Company’s failure to nominate Mr. Anderson to the Board would allow Mr. Anderson to terminate the Anderson Employment Agreement for “Good Reason”. As a result, the Board determined to appoint Mr. Anderson as a director of the Company to serve a term until the 2025 Annual Meeting, at which the Board expects to nominate him for re-election as a director.

There are no family relationships between Mr. Anderson and any director or executive officer of the Company, and, except as set forth below, Mr. Anderson does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Prior to the Closing, Mr. Anderson served as the senior vice president and general counsel of the Advisor and Advisor Parent, and Mr. Anderson will continue to serve in a limited role as the general counsel of Bellevue Capital Partners, LLC, the indirect parent of Advisor Parent, consistent with his obligation to devote a substantial majority of his business time and attention and his best efforts to the performance of his duties and responsibilities under the Anderson Employment Agreement. The Advisor and the Property Manager were owned and controlled directly or indirectly by Advisor Parent prior to the Closing. In addition to the Internalization, as described in the Introductory Note of this Current Report on Form 8-K, the Company, the Advisor and the Manager were party to certain related party transactions since the beginning of the Company’s latest fiscal year as described under the heading “Certain Relationships and Related Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2024, which information is incorporated by reference herein into this Item 5.02.

In connection with his role as the Company’s Chief Executive Officer, Mr. Anderson and the Company previously entered into a standard director and officer indemnification agreement, a form of which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 15, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reverse Stock Split

On September 26, 2024, following approval by the Company’s Board of Directors (the “Board”) and in accordance with Maryland General Corporate Law (“MGCL”), the Company filed Articles of Amendment (the “Reverse Stock Split Charter Amendment”) to the Company’s articles of amendment and restatement (as amended to date, the “Charter”) with State Department of Assessments and Taxation of Maryland (“SDAT”) to effect a reverse stock split of the Company’s common stock, par value $0.01 per share (the “common stock”), at a ratio of 1-for-4, which became effective at 12:01 a.m. Eastern time on September 30, 2024 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the par value of the common stock adjusted to $0.04 per share.

Pursuant to Section 2-309 of the MGCL, the Reverse Stock Split did not require approval of the Company’s stockholders and will not affect the rights of the Company’s security holders.

Name Change and Common Stock Par Value Adjustment

On September 26, 2024, following approval by the Board and immediately following the filing of the Reverse Stock Split Charter Amendment, the Company filed Articles of Amendment (the “Second Charter Amendment”) to the Company’s Charter with SDAT to (i) change the Company’s name to National Healthcare Properties, Inc. from Healthcare Trust, Inc. (the “Name Change”) and (ii) adjust the par value of the Company’s common stock back to $0.01 per share following the Reverse Stock Split (the “Par Value Adjustment”). The Name Change and the Par Value Adjustment became effective at 12:05 a.m. Eastern time on September 30, 2024.

Pursuant to Section 2-605 of the MGCL, neither the Name Change or Par Value Adjustment required approval of the Company’s stockholders and will not affect the rights of the Company’s security holders.

In connection with the Name Change, the Company, as the general partner of the OP, caused the name of the OP to be changed to National Healthcare Properties Operating Partnership, L.P. from Healthcare Trust Operating Partnership, L.P.

Amended and Restated Bylaws

In connection with the Name Change, the Board approved an amendment to the Company’s bylaws solely to reflect the Name Change (the “Amendment No. 3”). Amendment No. 3 became effective immediately after the Name Change on September 30, 2024.

The foregoing description of the Reverse Stock Split, the Name Change and Par Value Adjustment and Amendment No. 3 is only a summary and is qualified in its entirety by reference to the full text of the Reverse Stock Split Charter Amendment, Second Charter Amendment and Amendment No. 3, respectively, which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing the consummation of the Internalization, the Reverse Stock Split and the Name Change (the “Press Release”).

A copy of the Press Release is attached as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except to the extent expressly stated in such filing.

Item 8.01 Other Events.

As noted in Item 5.03 of this Current Report on Form 8-K, the Board determined to set the Reverse Stock Split ratio at 1-for-4 and approved and authorized the filing of the Reverse Stock Split Charter Amendment. The effective time for the Reverse Stock Split under Maryland law is 12:01 a.m. Eastern time on September 30, 2024.

Upon the effectiveness of the Reverse Stock Split, every four shares of the issued and outstanding common stock automatically combined and reclassified into one issued and outstanding share of common stock. The Reverse Stock Split does not affect any stockholder’s ownership percentage of the common stock or modify any voting rights or other terms of the common stock.  The number of authorized shares of common stock under the Charter remains unchanged.

The Company’s transfer agent, Computershare Trust Company, N.A, acted as exchange agent for the Reverse Stock Split.

At the market open on September 30, 2024, the Company’s common stock will continue to trade on Over-the-Counter (OTC), but, in connection with the Reverse Stock Split, the common stock was assigned a new CUSIP number (42226B 402) when it begins trading on a split-adjusted basis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Company’s Charter, filed September 26, 2024 (Reverse Stock Split)
3.2	Articles of Amendment to the Company’s Charter, filed September 26, 2024 (Name Change and Par Value Adjustment)
3.3	Amendment No. 3 to the Amended and Restated Bylaws of the Company, effective as of September 30, 2024
10.1	Promissory Note
10.2#	Employment Agreement, dated September 25, 2024, by and between the Company and Michael Anderson
99.1	Press Release, dated September 30, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: September 30, 2024	By:	/s/ Scott M. Lappetito
Scott M. Lappetito
Chief Financial Officer, Secretary and Treasurer